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                                                                    Exhibit 2.24

                                VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement"), dated March 31, 1999 (the "Effective Date"), is by and among CenterPoint Advisors, Inc., a Delaware corporation ("CenterPoint"), Simione, Scillia, Larrow & Dowling LLC, a Connecticut limited liability company ("SSLD"), and the managers of SSLD listed on the signature pages hereof (each, a "Manager" and collectively, the "Managers").

                                    PREAMBLE

     A. Concurrently herewith, CenterPoint, SSLD and SSLD Mergersub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of CenterPoint ("Mergersub"), are entering into a Merger Agreement (as amended from time to time, the "Merger Agreement"; capitalized terms used but not otherwise defined herein have the meanings assigned in the Merger Agreement). Pursuant to the Merger Agreement, SSLD LLC, a Delaware limited liability company ("Company"), will be formed and capitalized by SSLD; SSLD will own all of the outstanding membership interests of the Company ("Company Interests"); and the Company will be merged with and into Mergersub, with Mergersub continuing as the surviving company and as a direct wholly-owned subsidiary of CenterPoint (collectively, the "Merger").

     B. Each Manager owns membership interests of SSLD (the "SSLD Interests") in the amounts set forth opposite such Manager's name and signature on the signature pages hereof.

     C. As an inducement and a condition to entering into the Merger Agreement, CenterPoint has required that the Managers and SSLD agree, and the Managers and SSLD have agreed, to enter into this Agreement.

                             STATEMENT OF AGREEMENT

     In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CenterPoint, SSLD and the Managers agree as follows:

     1. Provisions Concerning the SSLD Interests and the Company Interests. SSLD and each Manager (as both a manager of SSLD and as a member of SSLD) hereby agrees that during the period commencing on the Effective Date and continuing until the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms, at any meeting of the Managers of SSLD or the holders of the Company Interests or of the SSLD Interests, however called, or in connection with any written consent of the Managers of SSLD or the holders of the Company Interests or of the SSLD Interests, (x) such Managers shall vote their ballots as managers of SSLD, and shall cause the Company Interests and the SSLD Interests held of record or Beneficially Owned (as defined below) by SSLD and such Managers, respectively, whether heretofore owned or hereafter acquired, to be voted, and (y) SSLD shall vote the Company
Interests: (i) in favor of approval of the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement and any actions required in furtherance hereof and
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thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of SSLD, the Company, any Company Subsidiary or any Member under the Merger Agreement; and (iii) except as otherwise agreed to in writing in advance by CenterPoint, against the following actions (other than the Merger and the agreements and transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving SSLD, the Company or any Company Subsidiary; (B) a sale, lease or transfer of a material amount of assets of SSLD, the Company or any Company Subsidiary, or a reorganization, recapitalization, dissolution or liquidation of SSLD, the Company or any Company Subsidiary; (C) (1) any change in a majority of the individuals who constitute the operating committee, managers or the board of directors of each of SSLD, the Company or any Company Subsidiary; (2) any change in the present capitalization of SSLD, the Company or any Company Subsidiary or any amendment of Organizational Documents of SSLD, the Company or any Company Subsidiary; (3) any other material change in SSLD's, the Company's or any Company Subsidiary's corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Manager shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 2 of this Agreement. For purposes of this Agreement, "Beneficially Own", "Beneficially Owned" or "Beneficial Ownership" (or any other derivative of such terms) with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

     2. Other Covenants, Representations and Warranties. SSLD and each Manager hereby represents and warrants to CenterPoint as follows:

          (a) Ownership of SSLD Interests and Company Interests. Such Manager is the record and Beneficial Owner of the number of SSLD Interests and Company Interests as set forth opposite such Manager's name and signature on the signature pages hereof. Such Manager has been duly elected, appointed or designated a manager of SSLD in accordance with the Second Amended and Restated Operating Agreement of SSLD and the Connecticut Limited Liability Company Act. As of the Effective Time, SSLD shall be the record and Beneficial Owner of all of the outstanding Company Interests. Such Company Interests together with the number of Managers set forth on the signature pages hereof, represent the requisite percentage of membership interests and Managers required to approve the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement and any actions required in furtherance hereof and thereof. On the Effective Date, the Managers set forth on the signature pages hereof constitute all of the managers of SSLD. Such Manager has sole voting power and sole power to issue instructions as a

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     manager of SSLD with respect to the matters set forth in Section 1 of this
     Agreement, with no limitations, qualifications or restrictions on such rights and powers.

          (b) Power; Binding Agreement. Each of SSLD and such Manager has the legal capacity, power and authority to enter into and perform all of SSLD's and such Manager's obligations under this Agreement. The execution, delivery and performance of this Agreement by SSLD and such Manager will not violate any other agreement to which SSLD or such Manager is a party including, without limitation, any voting agreement, stockholders agreement, voting trust, trust or similar agreement. This Agreement has been duly and validly executed and delivered by SSLD and such Manager and constitutes a valid and binding agreement of SSLD and such Manager, enforceable against SSLD and such Manager in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which SSLD or such Manager is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by SSLD and such Manager of the transactions contemplated hereby.

          (c) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by SSLD or such Manager and the consummation by SSLD or such Manager of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by SSLD or such Manager, the consummation by SSLD or such Manager of the transactions contemplated by this Agreement or compliance by SSLD or such Manager with any of the provisions of this Agreement shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which SSLD or such Manager is a party or by which SSLD or such Manager or any of SSLD's or such Manager's properties or assets may be bound, or (2) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to SSLD or such Manager or any of SSLD's or such Manager's properties or assets (other than to the extent any of the foregoing relates to regulating, licensing or permitting the practice of public accountancy).

          (d) Accredited Investor. Each of the Managers identified as an "accredited investor" on the signature pages hereof, represents and warrants to Mergersub and CenterPoint that such Manager (i) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act, (ii) is able to bear the economic risk of an investment in the CenterPoint Common Stock acquired pursuant to the Merger Agreement and can afford to sustain a total loss of such investment, (iii) has such knowledge and experience in financial and business matters that such Manager is capable of evaluating the merits and risks of the proposed investment in the CenterPoint Common Stock and (iv) has had an adequate opportunity to ask questions and receive answers from the officers of CenterPoint concerning all matters relating to the transactions contemplated herein and in the Merger Agreement including, without limitation, the background and experience of the

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     current and proposed officers and directors of CenterPoint, and the plans for the business and operation of CenterPoint.

          (e) Restriction on Transfer, Proxies and Non-Interference. SSLD and such Manager shall not, directly or indirectly: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Manager's SSLD Interests or SSLD's Company Interests or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any SSLD Interests or Company Interests into a voting trust or enter into a voting agreement with respect to any SSLD Interests or Company Interests; or (iii) take any action that would make any representation or warranty of SSLD or such Manager contained herein untrue or incorrect or have the effect of preventing or disabling such Manager from performing such Manager's obligations under this Agreement.

          (f) Reliance by CenterPoint. SSLD and such Manager understands and acknowledges that CenterPoint is entering into the Merger Agreement in reliance upon SSLD's and such Manager's execution and delivery of this Agreement.

     3. Further Assurances. From time to time, at CenterPoint's request and without further consideration, SSLD and/or each Manager shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     4. Stop Transfer. SSLD and each Manager agrees with, and covenants to, CenterPoint that SSLD and such Manager shall not request that the Company or SSLD register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Manager's SSLD Interests or SSLD's Company Interests, unless such transfer is made in compliance with this Agreement. Without limiting the covenants in Section 1, in the event of a distribution, or any change in SSLD Interests or Company Interests by reason of any split-up, recapitalization, combination, exchange of SSLD Interests or Company Interests or other equity interests or the like, the terms "SSLD Interests" and "Company Interests" shall be deemed to refer to and include the SSLD Interests and Company Interests, as applicable, as well as all such distributions and any equity interests, into which or for which any or all of the SSLD Interests or Company Interests may be changed or exchanged.

     5. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Managers, the SSLD Interests and the Company Interests shall terminate upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time.

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     6.   Miscellaneous.

          (a) Entire Agreement. This Agreement, the Merger Agreement and the other agreements contemplated herein or therein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

          (b) Certain Events. SSLD and each Manager agrees that this Agreement and the obligations hereunder shall attach to such Manager's SSLD Interests and SSLD's Company Interests, respectively, and shall be binding upon any person or entity to which legal or Beneficial Ownership of any such SSLD Interests or Company Interests shall pass, whether by operation of law or otherwise, including, without limitation, such Manager's heirs, guardians, administrators or successors; provided, however, that in the event an
                                   --------  -------
     individual who is not a party to this Agreement is duly elected, appointed or designated to serve as manager of SSLD, SSLD and the Managers shall require SSLD to cause such individual to become party to and bound by this Agreement as a condition to such individual becoming a manager of SSLD. Notwithstanding any such transfer of SSLD Interests or Company Interests, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that CenterPoint may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of CenterPoint, but no such assignment shall relieve CenterPoint of its obligations hereunder if such assignee does not perform such obligations.

          (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Managers, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that, any
                                                            --------  ----
     manager of SSLD or the Company, who agrees to be bound by the terms of this Agreement may become a signatory hereto without the agreement of any other party hereto, and thereafter such added manager shall be treated as a "Manager" for all purposes of this Agreement.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized expedited delivery service providing proof of delivery or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section):

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          If to a Manager:    At the address set forth
                              opposite such Manager's
                              name on the signature pages hereof

          with a copy to:

               Brenner, Salzman & Wallman
               271 Whitney Avenue
               New Haven, Connecticut 06511
               Attn:  Wayne Martino, Esq.

          If to SSLD, to:

               Simione, Scillia, Larrow & Dowling, LLC
               555 Long Wharf Drive, 12th Floor
               New Haven, Connecticut 06511

          with a copy to:

               Brenner, Salzman & Wallman
               271 Whitney Avenue
               New Haven, Connecticut 06511
               Attn:  Wayne Martino, Esq.

          If to CenterPoint or Mergersub, to:

               CenterPoint Advisors, Inc.
               225 West Washington Street
               16th Floor
               Chicago, Illinois  60606
               Attn:  Robert S. Basten
                      Scott H. Lang

          with a copy to:

               Katten Muchin & Zavis
               525 West Monroe Street
               Chicago, Illinois  60661-3693
               Attn:  Howard S. Lanznar, Esq.

          (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other

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     provision or portion of any provision of this Agreement in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any of such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut, without giving effect to the principles of conflicts of law thereof.

          (k) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT.

          (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (m) Counterparts. This Agreement may be executed in counterparts via facsimile or otherwise, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

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          (n)  Recovery of Attorney's Fees.  In the event of any litigation
     between the   parties relating to this Agreement, the prevailing party
     shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the non-prevailing party, provided that if both parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the parties' claims.



                            *         *          *

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       IN WITNESS WHEREOF, CenterPoint, SSLD and the Managers have caused this
Agreement to be duly executed as of the Effective Date.

CENTERPOINT ADVISORS, INC.


By:  /s/ Robert C. Basten
     --------------------
     Robert C. Basten,
     Chief Executive Officer



                                                                  PERCENTAGE
                                                                      OF
                                                                 BENEFICIALLY
                                                    PERCENTAGE       OWNED
                                                        OF          COMPANY
                                                   BENEFICIALLY   INTERESTS AS
                        "ACCREDITED"   ADDRESS      OWNED SSLD    OF EFFECTIVE
"SSLD"                    (Yes/No)                  INTERESTS         TIME

SIMIONE, SCILLIA, LARROW & DOWLING LLC

By:       /s/ Richard C. Simione
   --------------------------------------
Name: Richard C. Simione
      -----------------------------------                              100%
Its:   Managing Principal
      -----------------------------------

"MANAGERS"

/s/ Richard C. Simione
-----------------------
Richard C. Simione,           YES                    16.12271
 individually and as
 Manager of SSLD

/s/ Anthony P. Scillia
-----------------------
Anthony P. Scillia,           YES                    16.12271
 individually and as
 Manager of SSLD


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                                                                  PERCENTAGE
                                                                      OF
                                                                 BENEFICIALLY
                                                    PERCENTAGE       OWNED
                                                        OF          COMPANY
                                                   BENEFICIALLY   INTERESTS AS
                        "ACCREDITED"   ADDRESS      OWNED SSLD    OF EFFECTIVE
                          (Yes/No)                  INTERESTS         TIME

/s/ Joseph Natarelli
------------------------
Joseph Natarelli,           YES                       8.06136
 individually and as
 Manager of SSLD

/s/ John H. Schuyler
------------------------
John H. Schuyler,           YES                       4.23825
 individually and as
 Manager of SSLD

/s/ Walter R. Fulton
------------------------
Walter R. Fulton,            NO                        2.8963
 individually and as
 Manager of SSLD

/s/ W. Edward Dowling
-------------------------
W. Edward Dowling,          YES                       9.39365
 individually and as
 Manager of SSLD

/s/ Richard L. DeVita
------------------------
Richard L. DeVita,          YES                      N/A
 individually and as
 Manager of SSLD

/s/ Peter A. Laine
------------------------
Peter A. Laine,             YES                      11.51465
 individually and as
 Manager of SSLD


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                                                                  PERCENTAGE
                                                                      OF
                                                                 BENEFICIALLY
                                                    PERCENTAGE       OWNED
                                                        OF          COMPANY
                                                   BENEFICIALLY   INTERESTS AS
                        "ACCREDITED"   ADDRESS      OWNED SSLD    OF EFFECTIVE
                          (Yes/No)                  INTERESTS         TIME

/s/ Ronald Larrow
---------------------
Ronald Larrow,              Yes                      15.15728
 individually and as
 Manager of SSLD

/s/ William McCabe
---------------------
William McCabe               No                       1.93086
individually and as
Manager of SSLD

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